Exhibit 99

OFG Bancorp Reports 3Q17 Results

SAN JUAN, Puerto Rico, October 25, 2017 – OFG Bancorp (NYSE: OFG) today reported results for the third quarter ended September 30, 2017. Results were significantly impacted by Hurricanes Irma and Maria, which struck the island on September 7 and 20, 2017, respectively.

3Q17 Summary

•        Net loss to shareholders was $146 thousand or $0.00 per share. This compares to a profit of $13.6 million, or $0.30 per share fully diluted, in 2Q17 and a profit of $11.7 million, or $0.26 per share fully diluted, in the year ago 3Q16.

•        Tangible book value per common share was $15.49 and tangible common equity ratio was 10.98%, with common equity Tier 1 capital ratio of 14.89%, Tier 1 risk-based capital ratio of 19.53%, and total risk-based capital ratio of 20.82%.

•        Based on current assessments of information available for the impact of the hurricanes on our credit portfolio, 3Q17 results included an additional $27.0 million in loan loss provision, pre-tax.

•        Excluding this provision:

☐    Adjusted net income available to shareholders totaled $18.8 million or $0.40 per share fully diluted – an increase of $0.10 per share or 33.0% from 2Q17 and of $0.14 or 53.8% from the year ago 3Q16.

☐    Adjusted return on average assets was 1.47% and return on average tangible common equity was 10.90% – 38 and 289 basis points higher than 2Q17, respectively.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented:

“Hurricanes Irma and Maria devastated Puerto Rico and exposed the fragility of our infrastructure and economy. Our deepest sympathy and concern goes out to everyone who has suffered. That includes our own staff and customers. We admire the resilience of all island residents in the face of extremely challenging recovery efforts.

“After the hurricanes, our efforts were focused on assuring the safety and well-being of all members of our team and securing our assets. Our operations continue to be constrained by several factors, in particular challenges with electricity and telecommunications. However, we are committed to doing everything we can to help our customers rebuild their personal lives and businesses. As we say, juntos lograremos más – together we will achieve more!

“Due to our investments in technology, OFG’s digital channels, core banking and electronic funds transfer systems continued to function uninterrupted during and after the hurricanes. Within days after Maria, and after securing a continuing supply of diesel fuel for generators, we started opening branches and ATMs with no limits on teller withdrawals. As a result, we were able to serve our clients regardless of which branches they chose.

“Today, we have 20 branches and 142 ATMs open, in addition to our digital and phone channels. Current branch activity is primarily deposit transactions. While demand for lending and other business is still tame, commercial and auto loan production has begun to pick up a little.

“We are very proud of the truly exceptional efforts of our entire team for going the extra mile to help our customers under very difficult circumstances. After Irma, Oriental was the only bank to offer fee waivers for late payments, recognizing the difficulties people in Puerto Rico might have. Following Maria, we continued to assist our customers by offering automatic payment deferrals and 90-day extensions for most loan categories.

“There is no doubt the economy will be extremely challenging in the short term. But it is widely expected several industry sectors will benefit from the anticipated massive rebuilding effort. Although the magnitude and timing of such benefit is not yet clear, Puerto Rico and OFG need to look forward to a ‘new normal’ and take advantage of the potential opportunities it will present.

“With our strong capital position, OFG is well prepared. We have repeatedly demonstrated our ability to grow during difficult times. We look forward to doing so again.”

3Q17 Income Statement Highlights

The following compares data for the third quarter 2017 to the second quarter 2017, unless otherwise noted.

•      Interest Income from

☐    Originated Loans, increased $5.5 million to $58.9 million, reflecting $4.1 million from the pay-off before maturity of a commercial loan previously classified as non-accrual.

☐    Acquired Loans, declined $0.3 million to $23.5 million, reflecting continued pay downs offset by cost recoveries. In 3Q17, the Company recognized $3.1 million in cost recoveries when the Puerto Rico Housing Finance Authority (PRHFA) paid to cancel a loan that had a $10.6 million book balance.

☐    Securities, declined $0.8 million to $7.9 million from lower balances partially offset by higher yields on higher cash balances.

•      Interest Expense declined $0.5 million to $9.9 million primarily due to lower borrowings.

•      Total Provision for Loan and Lease Losses increased $17.5 million to $44.0 million. 3Q17 reflects regular provision of $17.0 million and the previously mentioned additional hurricane related provision of $27.0 million. Of that $27.0 million, $16.8 million was applied to originated loans and $10.2 million to acquired loans.

•      Net Interest Margin expanded to 5.64% from 5.18%. This was due to the above mentioned pay-off of an originated commercial loan classified as non-accrual. It also reflected cost recoveries, lower borrowing balances and costs, and higher cash balances and yield.

•      Total Banking and Wealth Management Revenues declined $0.7 million to $17.2 million. During 3Q17, the Company experienced lower banking and wealth management activity levels in September. This was partially offset by increased mortgage banking revenues from servicing asset valuation and prepayment penalty income from the above mentioned commercial loan.

•      Other Non-Interest Income totaled $0.7 million compared to $7.0 million. In 2Q17, the Company had a net gain of $6.8 million on the sale of MBS.

•      Total Non-Interest Expenses declined $2.3 million to $50.5 million. 2Q17 included costs associated with consolidating office space and lower credit related expenses.

•      Income Tax decreased $3.4 million to $560 thousand. 3Q17 reflected lower net income before taxes at the 2017 estimated tax rate of 29.77%. In addition, 3Q17 benefitted from the $0.9 million resolution of a contingent tax position. 2Q17 included a $2.1 million beneficial catch-up adjustment to estimated income tax.

September 30, 2017 Balance Sheet Highlights

The following compares data at September 30, 2017 to June 30, 2017, unless otherwise noted.

•      Total Loans Net declined $127.3 million to $3.96 billion. The decline reflecting the previously announced sale of a $38.0 million municipal loan, continued pay downs of acquired loans, and the $27.0 million additional hurricane loan loss provision.

New loan generation fell to $190.8 million due to declines in commercial, mortgage and consumer lending in September. Auto loan production was level with 2Q17 due to strong performance in the first two months of 3Q17.

•      Total Investments declined $63.7 million to $1.16 billion, primarily due to the sale of $45.0 million in Treasury securities.

•      Total Borrowings declined $208.0 million to $419.3 million, primarily due to the maturities of $160.4 million in short-term repurchase agreement funding and $72.9 million in Federal Home Loan Bank advances.

•      Cash and cash equivalents increased $243.4 million to $723.8 million, due to increased deposits and lower transaction outflows toward the end of the quarter from commercial customers.

•      Customer Deposits increased $243.7 million to $4.83 billion, reflecting deposits from commercial customers mentioned above.

•      Total Stockholders’ Equity declined $1.3 million to $937.6 million, primarily due to decrease in retained earnings.

Credit Quality Highlights

The following compares data on the originated loan portfolio at September 30, 2017 to June 30, 2017, unless otherwise noted.

•      Net Charge-Off Rate declined 25 basis points to 1.54%. 2Q17 reflected an increase for commercial loans with the sale of the municipality loan.

•      Early Delinquency Rate increased 27 basis points to 3.79% and Total Delinquency Rate increased 53 basis points to 6.84% due to increases in September.

•      Non-Performing Loans declined 6 basis points to 3.10%, due to improvements in the mortgage, commercial and consumer loan categories, partially offset by an increase in the auto loan category.

•      Allowance for Loan and Lease Losses for the originated portfolio increased $17.9 million to $87.5 million. This was mainly due to the previously mentioned additional provision of $16.8 million related to the hurricanes.

Capital Position

The following compares data at September 30, 2017 to June 30, 2017, unless otherwise noted.

Capital continued to build and remains significantly above regulatory requirements for a well-capitalized institution.

•      Tangible Common Equity Ratio at 10.98% decreased 11 basis points from 2Q17 but increased 73 basis points year over year.

•      Tangible Book Value per Common Share at $15.49 decreased $0.02 cents from 2Q17, but increased $0.31 or 2.1% year over year.

•      Common Equity Tier 1 Capital Ratio (using Basel III methodology) at 14.89% increased 23 basis points from 2Q17 and 155 basis points year over year to the highest level in five quarters.

•      Total Risk-Based Capital Ratio at 20.82% increased 40 basis points from 2Q17 and 209 basis points year over year to the highest level in five quarters.

Conference Call

A conference call to discuss OFG’s results for the third quarter 2017, outlook and related matters will be held today, Wednesday, October 25, 2017 at 11:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com.  A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the quarter ended September 30, 2017, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1 and 9-2 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the credit default by the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the impact of property, credit and other losses in Puerto Rico as a result of hurricanes Irma and Maria; (vii) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (viii) the pace and magnitude of Puerto Rico’s economic recovery; (ix) the potential impact of damages from future hurricanes and natural disasters in Puerto Rico; (x) the fiscal and monetary policies of the federal government and its agencies; (xi) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xii) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xiii) the performance of the stock and bond markets; (xiv) competition in the financial services industry; and (xv) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the U.S. Securities and

Exchange Commission.  Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 53rd year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services and technology, primarily in Puerto Rico, through 48 financial centers. Investor information can be found at Error! Hyperlink reference not valid.www.ofgbancorp.com.

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Contacts

Puerto Rico: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our September 30, 2017 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	14

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2017		2017		2017	2016	2016		2017	2016
(Dollars in thousands, except per share data) (unaudited)		Q3		Q2		Q1	Q4	Q3		YTD	YTD
Earnings
Net interest income		$80,478		$75,563		$74,618	$74,213	$76,927		$230,659	$225,214
Non-interest income, net (core)	(2)	17,213		17,933		17,428	20,415	18,277		52,574	53,686
Non-interest expense		50,469		52,816		51,684	52,382	54,927		154,969	163,608
Pre-provision net revenues		47,921		47,633		42,008	39,777	42,215		137,562	110,479
Provision for loan and lease losses		44,042	(a)	26,536	(b)	17,654	13,373	23,469	(d)	88,232	51,703
Net income before income taxes		3,879		21,097		24,354	26,404	18,746		49,330	58,776
Income tax expense		560		3,993		9,204	10,848	3,627		13,757	15,146
Net income		$3,319	(a)	$17,104		$15,150	$15,556	$15,119		$35,573	$43,630
Common Share Statistics
Earnings per common share - basic	(3)	$-	(a)	$0.30		$0.27	$0.28	$0.27		$0.57	$0.76
Earnings per common share - diluted	(4)	$-	(a)	$0.30		$0.26	$0.27	$0.26		$0.56	$0.76
Average common shares outstanding		43,947		43,947		43,915	43,914	43,926		43,937	43,913
Average common shares outstanding and equivalents		51,102		51,100		51,131	51,098	51,111		51,095	51,091
Cash dividends per common share		$0.06		$0.06		$0.06	$0.06	$0.06		$0.18	$0.18
Book value per common share (period end)		$17.56		$17.59		$17.42	$17.18	$17.29		$17.56	$17.29
Tangible book value per common share (period end)	(5)	$15.49		$15.51		$15.33	$15.08	$15.18		$15.49	$15.18
Balance Sheet (Average Balances)
Loans	(6)	$4,062,269		$4,129,550		$4,141,628	$4,195,966	$4,398,032		$4,170,048	$4,441,665
Interest-earning assets		5,659,179		5,848,525		5,932,924	5,972,163	6,169,251		5,875,859	6,290,862
Total assets		6,046,139		6,278,464		6,374,177	6,455,023	6,653,446		6,231,725	6,806,718
Interest-bearing deposits		3,774,378		3,844,490		3,850,506	3,875,536	3,920,565		3,822,846	3,935,216
Borrowings		462,035		614,332		715,951	750,446	917,212		596,413	1,067,662
Stockholders' equity		947,404		938,707		926,011	919,697	919,171		937,456	909,175
Common stockholders' equity		781,534		772,837		760,141	753,827	753,301		771,586	743,305
Performance Metrics
Net interest margin	(7)	5.64%		5.18%		5.10%	4.94%	4.95%		5.25%	4.77%
Return on average assets	(8)	0.22%	(a)	1.09%		0.95%	0.96%	0.91%		0.76%	0.85%
Return on average tangible common stockholders' equity	(9)	-0.08%		8.01%		7.00%	7.31%	7.06%		4.94%	6.82%
Efficiency ratio	(10)	51.66%		56.49%		56.15%	55.36%	57.69%		54.71%	58.66%
Full-time equivalent employees, period end		1,464		1,472		1,446	1,437	1,439		1,464	1,439
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$87,543	(a)	$69,666	(b)	$60,483	$59,300	$62,168	(c)	$87,543	$62,168
Allowance as a % of loans held for investment		2.83%	(a)	2.25%		1.98%	1.95%	2.06%		2.83%	2.06%
Net charge-offs		$11,815		$13,635	(b)(c)	$10,552	$13,506	$65,352	(c)	$36,002	$84,878
Net charge-off rate	(11)	1.54%		1.79%	(b)(c)	1.40%	1.80%	8.27%	(c)	1.58%	3.62%
Early delinquency rate (30 - 89 days past due)		3.79%		3.52%		3.42%	3.31%	3.70%		3.79%	3.70%
Total delinquency rate (30 days and over)		6.84%		6.31%		6.34%	6.49%	6.92%		6.84%	6.92%
Capital Ratios (Non-GAAP)	(12)
Leverage ratio		14.07%		13.69%		13.20%	12.99%	12.35%		14.07%	12.35%
Common equity Tier 1 capital ratio		14.89%		14.66%		14.30%	14.05%	13.34%		14.89%	13.34%
Tier 1 risk-based capital ratio		19.53%		19.14%		18.77%	18.35%	17.46%		19.53%	17.46%
Total risk-based capital ratio		20.82%		20.42%		20.05%	19.62%	18.73%		20.82%	18.73%
Tangible common equity ("TCE") ratio		10.98%		11.09%		10.66%	10.33%	10.25%		10.98%	10.25%

(a) During the Q3 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 $27 million, related to these hurricanes.

(b) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(c) During Q2 2017 , the Company had additional recoveries in auto and consumer loans of $1.1 million and $612 thousand, respectively.

(d) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 million provision for loan and lease losses during the quarter ended September 30, 2016.

2

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended									Nine-Months Ended
		September 30,		June 30,		March 31,		December 31,	September 30,		September 30,		September 30,
(Dollars in thousands, except per share data) (unaudited)		2017		2017		2017		2016	2016		2017		2016
Interest income:
Loans	(1)
Non-acquired loans		$58,939	(c)	$53,449		$51,955		$51,581	$50,568		$164,343		$147,841
Acquired BBVAPR loans		19,189	(b)	17,752		19,085		20,232	22,723		56,026		71,792
Acquired Eurobank loans		4,339		6,037		6,610		6,701	9,313		16,986		23,798
Total interest income from loans		82,467		77,238		77,650		78,514	82,604		237,355		243,431
Investment securities		7,888		8,702		8,528		8,280	7,980		25,118		26,367
Total interest income		90,355		85,940		86,178		86,794	90,584		262,473		269,798
Interest expense:
Deposits
Core deposits		5,438		5,568		5,468		5,536	5,580		16,474		16,267
Brokered deposits		2,163		2,084		1,885		1,895	1,751		6,132		5,555
Total deposits		7,601		7,652		7,353		7,431	7,331		22,606		21,822
Borrowings		2,276		2,725		4,207	(g)	5,150	6,326		9,208		22,762
Total interest expense		9,877		10,377		11,560		12,581	13,657		31,814		44,584
Net interest income		80,478		75,563		74,618		74,213	76,927		230,659		225,214
Provision for loan and lease losses, excluding acquired loans	(1)	30,373	(a)	22,818	(d)	11,735		10,638	14,708	(i)	64,926		34,420	(d)
Provision for acquired BBVAPR loan and lease losses	(1)	11,167	(a)	3,306		4,299		3,135	7,942		18,772		14,628
Provision (recapture) for acquired Eurobank loan and lease losses	(1)	2,502	(a)	412		1,620		(400)	819		4,534		2,655
Total provision for loan and lease losses, net		44,042	(a)	26,536		17,654		13,373	23,469		88,232		51,703
Net interest income after provision for loan and lease losses		36,436		49,027		56,964		60,840	53,458		142,427		173,511
Non-interest income:
Banking service revenues		9,923		10,458		10,626		10,980	10,330		31,007		30,667
Wealth management revenues		6,016		6,516		6,215		7,714	6,526		18,747		19,719
Mortgage banking activities		1,274		959		587		1,721	1,421		2,820		3,300
Total banking and wealth management revenues		17,213		17,933		17,428		20,415	18,277		52,574		53,686
FDIC shared-loss benefit (expense), net		-		-		1,403	(h)	(2,836)	(3,296)		1,403		(10,745)
Other gains, net		699	(j)	6,953	(e)	243		367	5,234	(j)	7,895	(e)	5,932	(j)
Total non-interest income, net		17,912		24,886		19,074		17,946	20,215		61,872		48,873
Non-interest expense:
Compensation and employee benefits		19,882		19,317		20,347		18,898	19,168		59,546		57,864
Rent and occupancy costs		8,276		8,537		7,198		7,305	7,353		24,011		22,995
Net loss on sale of foreclosed real estate and other repossessed assets		1,395		1,787		1,326		1,219	2,970		4,508		9,063
General and administrative expenses		19,202		20,958		20,187		22,870	21,717		60,347		65,509
Total operating expenses		48,755		50,599		49,058		50,292	51,208		148,412		155,431
Credit related expenses		1,714		2,217		2,626		2,090	3,719		6,557		8,177
Total non-interest expense		50,469		52,816		51,684		52,382	54,927		154,969		163,608
Income before income taxes		3,879		21,097		24,354		26,404	18,746		49,330		58,776
Income tax expense		560	(d)	3,993	(f)	9,204		10,848	3,627		13,757		15,146
Net income		3,319	(a)	17,104		15,150		15,556	15,119		35,573		43,630
Less: dividends on preferred stock
Convertible preferred stock		(1,838)		(1,837)		(1,838)		(1,837)	(1,838)		(5,513)		(5,513)
Other preferred stock		(1,627)		(1,629)		(1,627)		(1,629)	(1,627)		(4,883)		(4,883)
Net (loss) income available to common shareholders		$(146)		$13,638		$11,685		$12,090	$11,654		$25,177		$33,234

(a) During the Q3 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 $27 million, related to these hurricanes.

(b) During Q3 2017, the Company recognized $3.1 million in cost recoveries from the Puerto Rico Housing Finance Authority ("PRHFA") loan with an outstanding principal balance of $10.9 million.

(c) During Q3 2017, the Company received $22.4 million from the pay-off before maturity of a loan previously classified as non-accrual. As a result, the Company recorded $4.1 million in interest income and $439 thousand in prepayment penalty income.

(d) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(e) During Q2 2017, the Company sold $166.0 million of mortgage-backed securities and recorded a net gain on sale of securities of $6.8 million. Also, it sold $39.2 million Treasury Notes and recorded a net gain of $112 thousand. In addition, the Company unwound repurchase agreements in the amount of $100 million at a cost of $80 thousand.

(f) During Q2 2017, the effective income tax rate decreased as a result of higher proportion of exempt income and income subject to preferential rates mainly due to the gain in sale of investment portfolio.

(g) During Q1 2017, a $232.0 million repurchase agreement at 4.78% was repaid at maturity.

(h) During Q1 2017, the Bank and the FDIC agreed to terminate the single family and commercial shared-loss agreements related to the FDIC assisted acquisition of Eurobank on April 30, 2010, resulting in a benefit of $1.4 million.

(i) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

(j) During Q3 2016, the Company received $5 million from a 2009 claim of loss related to a private label collateralized obligation. During Q3 2017, the Company received $571 thousand, as final settlement.

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
	September 30,		June 30,		March 31,		December 31,	September 30,
(Dollars in thousands) (unaudited)	2017		2017		2017		2016	2016
Cash and cash equivalents	$723,756		$480,338		$483,301		$513,469	$512,295
Investments:
Trading securities	284		294		314		347	380
Investment securities available-for-sale, at fair value, with amortized cost of $611,936
(June 30, 2017 - $649,280; March 31, 2017 - $796,558; December 31, 2016 - $749,867;
September 30, 2016 - $623,994)
Mortgage-backed securities	596,222		584,930	(c)	741,405		692,552	632,429
Other investment securities	17,201	(a)	64,397		58,637		58,932	10,254
Total investment securities available-for-sale	613,423		649,327		800,042		751,484	642,683
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $525,830
(June 30, 2017 - $549,595; March 31, 2017 - $570,963; December 31, 2016 - $592,763;
September 30, 2016 - $650,023)	530,178		555,407		577,997		599,884	641,890
Federal Home Loan Bank (FHLB) stock, at cost	14,016		16,616		17,161		10,793	12,712
Other investments	3		3		3		3	3
Total investments	1,157,904		1,221,647		1,395,517		1,362,511	1,297,668
Loans, net	3,964,572		4,091,866		4,089,708		4,147,692	4,298,965
Other assets:
FDIC shared-loss indemnification asset	-		-		-	(d)	14,411	16,670
Derivative assets	809		957		1,123		1,330	1,503
Prepaid expenses	13,070		17,117		15,496		17,096	19,514
Deferred tax asset, net	126,041		116,199		121,442		124,200	131,061
Foreclosed real estate and repossessed properties	51,104		53,448		50,820		50,743	49,188
Premises and equipment, net	67,994		69,836		69,786		70,407	71,105
Goodwill	86,069		86,069		86,069		86,069	86,069
Accounts receivable and other assets	96,898		98,349		101,345		113,896	108,075
Total assets	$6,288,217		$6,235,826		$6,414,607		$6,501,824	$6,592,113

Deposits:
Demand deposits	$1,925,721		$1,844,996		$1,944,921		$1,939,764	$2,012,255
Savings accounts	1,311,515		1,115,669		1,174,581		1,128,190	1,118,783
Time deposits	1,053,568		1,053,110		1,022,447		1,020,138	1,042,572
Brokered deposits	535,600		568,911		575,879		576,395	581,161
Total deposits	4,826,404		4,582,686		4,717,828		4,664,487	4,754,771
Borrowings:
Securities sold under agreements to repurchase	283,080	(b)	453,492		531,179	(e)	653,756	658,232
Advances from FHLB and other borrowings	100,091		137,717		105,133		105,515	105,984
Subordinated capital notes	36,083		36,083		36,083		36,083	36,083
Total borrowings	419,254		627,292		672,395		795,354	800,299
Other liabilities:
Derivative liabilities	1,677		1,881		1,967		2,437	4,306
Acceptances outstanding	16,486		22,739		24,288		23,765	18,043
Accrued expenses and other liabilities	86,766		62,259		66,700		95,370	89,760
Total liabilities	5,350,587		5,296,857		5,483,178		5,581,413	5,667,179
Stockholders' equity:
Preferred stock	176,000		176,000		176,000		176,000	176,000
Common stock	52,626		52,626		52,626		52,626	52,626
Additional paid-in capital	541,302		541,005		540,808		540,948	540,692
Legal surplus	79,795		79,460		77,772		76,293	74,788
Retained earnings	191,567		194,687		185,377		177,808	169,858
Treasury stock, at cost	(104,502)		(104,502)		(104,502)		(104,860)	(104,874)
Accumulated other comprehensive income, net	842		(307)		3,348		1,596	15,844
Total stockholders' equity	937,630		938,969		931,429		920,411	924,934
Total liabilities and stockholders' equity	$6,288,217		$6,235,826		$6,414,607		$6,501,824	$6,592,113

(a) During Q3 2017, the Company sold $45.0 million US Treasury securities available for sale and recorded a gain of $4 thousand.
(b) During Q3 2017, $160.4 million in short-term repurchase agreements matured and were not renewed.

(c) During Q2 2017, the Company sold $166.0 million of mortgage-backed securities and recorded a net gain on sale of securities of $6.8 million. Also, it sold $39.2 million Treasury Notes and recorded a net gain of $112 thousand. In addition, the Company unwound repurchase agreements in the amount of $100 million at a cost of $80 thousand.

(d) During Q1 2017, the Bank and the FDIC agreed to terminate the single family and commercial shared-loss agreements related to the FDIC assisted acquisition of Eurobank on April 30, 2010, resulting in a benefit of $1.4 million.

(e) During Q1 2017, a $232.0 million repurchase agreement at 4.78% was repaid at maturity.

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		September 30,		June 30,		March 31,	December 31,	September 30,
(Dollars in thousands) (unaudited)		2017		2017		2017	2016	2016
Non-acquired loans held for investment:
Mortgage		$694,476		$699,290		$709,863	$721,494	$735,367
Commercial		1,245,711		1,270,844	(b)	1,253,712	1,277,866	1,267,177	(c)
Consumer		316,357		314,267		300,412	290,515	278,666
Auto		831,437		807,204		786,606	756,395	730,589
		3,087,981		3,091,605		3,050,593	3,046,270	3,011,799
Less: Allowance for loan and lease losses		(88,224)	(a)	(69,666)	(b)	(60,483)	(59,301)	(62,168)	(c)
		2,999,757		3,021,939		2,990,110	2,986,969	2,949,631
Deferred loan costs, net		6,592		6,574		6,464	5,766	5,421
Total non-acquired loans held for investment, net		3,006,349		3,028,513		2,996,574	2,992,735	2,955,052

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		4,612		5,350		5,436	5,562	5,755
Consumer		29,464		30,233		31,001	32,862	34,215
Auto		26,562		33,661		42,523	53,026	64,393
		60,638		69,244		78,960	91,450	104,363
Less: Allowance for loan and lease losses		(3,363)	(a)	(3,348)		(3,615)	(4,299)	(4,213)
		57,275		65,896		75,345	87,151	100,150

Accounted for under ASC 310-30
Mortgage		532,948		544,325		558,112	569,253	579,769
Commercial		244,359		266,002		278,665	292,564	301,599
Consumer		1,598		2,163		3,201	4,301	5,768
Auto		49,258		58,078		71,495	85,676	100,475
		828,163		870,568		911,473	951,794	987,611
Less: Allowance for loan and lease losses		(39,466)	(a)	(37,494)		(34,930)	(31,056)	(29,819)
		788,697		833,074		876,543	920,738	957,792
Total Acquired BBVAPR loans, net		845,972		898,970		951,888	1,007,889	1,057,942

Eurobank
Accounted for under ASC 310-30
Mortgage		68,996		70,329		72,966	73,018	75,043
Commercial		53,028		66,894		73,181	81,460	82,753
Consumer		1,220		1,256		1,268	1,372	1,488
		123,244		138,479		147,415	155,850	159,284
Less: Allowance for loan and lease losses		(23,107)	(a)	(21,787)		(22,006)	(21,281)	(22,812)
Total Acquired Eurobank loans, net		100,137		116,692		125,409	134,569	136,472
Total acquired loans, net		946,109		1,015,662		1,077,297	1,142,458	1,194,414
Total loans held for investment		3,952,458		4,044,175		4,073,871	4,135,193	4,149,466
Mortgage loans held for sale		12,114		14,044		15,837	12,499	26,362
Other loans held for sale		-		33,647	(b)	-	-	123,137	(c)
Total loans, net		$3,964,572		$4,091,866		$4,089,708	$4,147,692	$4,298,965

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$1,296,420		$1,313,944		$1,340,941	$1,363,765	$1,390,179
Commercial		1,547,710		1,609,090	(b)	1,610,994	1,657,452	1,657,284	(c)
Consumer		348,639		347,919		335,882	329,050	320,137
Auto and leasing		907,257		898,943		900,624	895,097	895,457
		4,100,026		4,169,896		4,188,441	4,245,364	4,263,057
Less: Allowance for loan and lease losses		(154,160)		(132,295)	(b)	(121,034)	(115,937)	(119,012)	(c)
		3,945,866		4,037,601		4,067,407	4,129,427	4,144,045
Deferred loan costs, net		6,592		6,574		6,464	5,766	5,421
Total loans held for investment, net		3,952,458		4,044,175		4,073,871	4,135,193	4,149,466
Mortgage loans held for sale		12,114		14,044		15,837	12,499	26,362
Other loans held for sale		-		33,647	(b)	-	-	123,137	(c)
Total loans, net		$3,964,572		$4,091,866		$4,089,708	$4,147,692	$4,298,965

		2017		2017		2017	2016	2016
(Dollars in thousands) (unaudited)		Q3		Q2		Q1	Q4	Q3
Quarterly loan production	(13)
Mortgage		$32,559		$45,877		$43,474	$51,208	$51,022
Commercial		46,180		80,367		46,451	86,832	62,628
Consumer		33,741		49,652		42,149	42,295	43,636
Auto and Leasing		78,313		78,584		86,784	77,602	69,523
Total		$190,793		$254,480		$218,858	$257,937	$226,809

(a) During the Q3 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 $27 million, related to these hurricanes.

(b) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(c) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2017 Q3			2017 Q2			2017 Q1			2016 Q4			2016 Q3
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$426,196	$1,304	1.21%	$384,037	$956	1.00%	$431,110	$845	0.79%	$445,246	$581	0.52%	$477,968	$661	0.55%
Investment securities	1,170,714	6,584	2.23%	1,334,938	7,747	2.33%	1,360,186	7,683	2.29%	1,330,951	7,699	2.30%	1,293,251	7,319	2.25%
Loans
Non-acquired loans	3,062,739	58,939	7.63%	3,051,549	53,448	7.03%	3,015,456	51,955	6.99%	3,009,579	51,581	6.82%	3,160,091	50,569	6.35%
Acquired BBVAPR loans	893,810	19,189	8.52%	949,479	17,752	7.50%	997,649	19,085	7.76%	1,050,468	20,232	7.66%	1,100,336	22,723	8.19%
Acquired Eurobank loans	105,720	4,339	16.28%	128,522	6,037	18.84%	128,522	6,610	20.86%	135,919	6,701	19.61%	137,605	9,313	26.85%
Total loans	4,062,269	82,467	8.05%	4,129,550	77,237	7.50%	4,141,627	77,650	7.60%	4,195,966	78,514	7.44%	4,398,032	82,605	7.45%
Total interest-earning assets	$5,659,179	$90,355	6.33%	$5,848,525	$85,940	5.89%	$5,932,923	$86,178	5.89%	$5,972,163	$86,794	5.78%	$6,169,251	$90,585	5.83%

Interest bearing liabilities:
Deposits
NOW accounts	$1,024,480	$880	0.34%	$1,080,135	$1,051	0.39%	$1,092,389	$1,041	0.39%	$1,119,597	$1,172	0.42%	$1,243,640	$1,314	0.42%
Savings accounts	1,142,338	1,426	0.50%	1,151,650	1,485	0.52%	1,164,040	1,481	0.52%	1,126,600	1,384	0.49%	1,113,649	1,351	0.48%
Time deposits	1,052,910	2,902	1.09%	1,037,063	2,802	1.08%	1,019,528	2,715	1.08%	1,045,732	2,794	1.06%	1,013,905	2,735	1.07%
Brokered deposits	554,650	2,163	1.55%	575,642	2,084	1.45%	574,549	1,885	1.33%	583,607	1,895	1.29%	549,371	1,751	1.26%
3,774,378	7,371	0.77%	3,844,490	7,422	0.77%	3,850,506	7,122	0.75%	3,875,536	7,245	0.74%	3,920,565	7,151	0.72%
Non-interest bearing deposit accounts	835,255	-	-	835,026	-	-	832,665	-	-	832,332	-	-	801,833	-	-%
Fair value premium amortization and core deposit intangible amortization	-	231	-	-	231	-	-	231	-	-	186	-	-	180	-
Total deposits	4,609,633	7,602	0.65%	4,679,516	7,653	0.66%	4,683,171	7,353	0.64%	4,707,868	7,431	0.63%	4,722,398	7,331	0.62%
Borrowings
Securities sold under agreements to repurchase	325,201	1,281	1.56%	472,338	1,733	1.47%	574,771	3,244	2.29%	608,802	4,177	2.73%	620,353	4,272	2.73%
Advances from FHLB and other borrowings	100,751	596	2.35%	105,911	607	2.30%	105,097	596	2.30%	105,561	611	2.30	2	195,278	1,237	2.51%
Subordinated capital notes	36,083	398	4.38%	36,083	384	4.27%	36,083	367	4.12%	36,083	362	3.99%	101,581	818	3.19%
Total borrowings	462,035	2,275	1.95%	614,332	2,724	1.78%	715,951	4,207	2.38%	750,446	5,150	2.73%	917,212	6,327	2.74%
Total interest-bearing liabilities	$5,071,668	$9,877	0.77%	$5,293,848	$10,377	0.79%	$5,399,122	$11,560	0.87%	$5,458,314	$12,581	0.92%	$5,639,610	$13,658	0.96%
Interest rate spread	$80,478	5.56%	$75,563	5.10%	$74,618	5.02%	$74,213	4.86%	$76,927	4.87%
Net interest margin	5.64%	5.18%	5.10%	4.94%	4.95%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans	$3,220	$300	$245	$130	$809
Acquired Eurobank loans	523	615	1,055	729	3,012
$3,743	$915	$1,300	$859	$3,821
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,659,179	$86,612	6.07%	$5,848,525	$85,025	5.83%	$5,932,923	$84,878	5.80%	$5,972,163	$85,935	5.72%	$6,169,251	$86,764	5.58%
Interest rate spread	$76,735	5.30%	$74,648	5.04%	$73,318	4.93%	$73,354	4.80%	$73,106	4.62%
Net interest margin	5.38%	5.12%	5.01%	4.89%	4.70%

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2017 YTD			2016 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$417,892	$3,105	0.99%	$497,795	$1,919	0.51%
Investment securities	1,287,919	22,014	2.29%	1,351,402	24,448	2.41%
Loans
Non-acquired loans	3,043,249	164,407	7.22%	3,129,851	147,592	6.28%
Acquired BBVAPR loans	1,007,942	55,961	7.42%	1,170,893	72,042	8.20%
Acquired Eurobank loans	118,857	16,986	19.11%	140,921	23,798	22.50%
Total loans	4,170,048	237,354	7.61%	4,441,665	243,432	7.30%
Total interest-earning assets	$5,875,859	$262,473	5.97%	$6,290,862	$269,799	5.71%

Interest bearing liabilities:
Deposits
NOW accounts	$1,065,419	$2,972	0.37%	$1,208,943	$3,914	0.43%
Savings accounts	1,152,597	4,392	0.51%	1,111,012	4,057	0.49%
Time deposits	1,036,623	8,420	1.09%	983,618	7,789	1.05%
Brokered deposits	568,207	6,132	1.44%	631,643	5,555	1.17%
	3,822,846	21,916	0.77%	3,935,216	21,315	0.72%
Non-interest bearing deposit accounts	834,325	-	-	784,099	-	-%
Fair value premium amortization and core deposit intangible amortization	-	690	-	-	507	-
Total deposits	4,657,171	22,606	0.65%	4,719,315	21,822	0.62%
Borrowings
Securities sold under agreements to repurchase	456,523	6,260	1.83%	682,326	14,629	2.86%
Advances from FHLB and other borrowings	103,807	1,799	2.32%	282,957	5,574	2.62%
Subordinated capital notes	36,083	1,149	4.26%	102,379	2,560	3.33%
Total borrowings	596,413	9,208	2.06%	1,067,662	22,763	2.84%
Total interest-bearing liabilities	$5,253,584	$31,814	0.81%	$5,786,977	$44,585	1.03%
Interest rate spread		$230,659	5.16%		$225,214	4.68%
Net interest margin			5.25%			4.77%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$3,765			1,786
Acquired Eurobank loans		2,193			4,877
		$5,958			$6,663
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,875,859	$256,515	5.84%	$6,290,862	$263,136	5.57%
Interest rate spread		$224,701	5.03%		$218,551	4.54%
Net interest margin			5.11%			4.63%

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2017	2017		2017	2016	2016
(Dollars in thousands) (unaudited)	Q3	Q2		Q1	Q4	Q3
Net Charge-offs
Mortgage:
Charge-offs	$834	$2,162		$2,379	$2,075	$1,656
Recoveries	(341)	(63)		(56)	(125)	(21)
Total mortgage	493	2,099		2,323	1,950	1,635
Commercial:
Charge-offs	727	4,841	(a)	856	3,901	56,700	(c)
Recoveries	(654)	(136)		(89)	(53)	(93)
Total commercial	73	4,705		767	3,848	56,607	(c)
Consumer:
Charge-offs	4,424	4,012		3,358	3,243	3,173
Recoveries	(168)	(780)	(b)	(165)	(97)	(120)
Total consumer	4,256	3,232		3,193	3,146	3,053
Auto and Leasing:
Charge-offs	9,387	7,775		7,563	7,464	7,804
Recoveries	(2,394)	(4,176)	(b)	(3,294)	(2,902)	(3,747)
Total auto and leasing	6,993	3,599		4,269	4,562	4,057
Total	$11,815	$13,635		$10,552	$13,506	$65,352	(c)
Net Charge-off Rates
Mortgage	0.28%	1.20%		1.31%	1.07%	0.88%
Commercial	0.02%	1.50%	(a)	0.25%	1.22%	15.88%	(c)
Consumer	5.65%	4.42%	(b)	4.57%	4.62%	4.71%
Auto and Leasing	3.37%	1.79%	(b)	2.19%	2.44%	2.23%
Total	1.54%	1.79%		1.40%	1.80%	8.27%	(c)
Average Loans Held For Investment
Mortgage	$692,782	$698,782		$711,553	$730,707	$746,613
Commercial	1,239,390	1,256,827		1,245,530	1,258,896	1,426,216
Consumer	301,121	292,739		279,558	272,353	259,535
Auto and Leasing	829,446	803,201		778,815	747,623	727,727
Total	$3,062,739	$3,051,549		$3,015,456	$3,009,579	$3,160,091

(a) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(b) During Q2 2017 , the Company had additional recoveries in auto and consumer loans of $1.1 million and $612 thousand, respectively.

(c) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

8

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2017		2017	2017	2016	2016
(Dollars in thousands) (unaudited)		Q3		Q2	Q1	Q4	Q3
Early Delinquency (30 - 89 days past due)
Mortgage		$35,273		$32,292	$30,827	$32,516	$37,015
Commercial		2,727		4,648	5,708	1,602	4,177
Consumer		7,504		5,495	6,024	5,106	4,796
Auto and Leasing		71,606		66,372	61,912	61,728	65,302
Total		$117,110	(a)	$108,807	$104,471	$100,952	$111,290
Early Delinquency Rates (30 - 89 days past due)
Mortgage		5.08%		4.62%	4.34%	4.51%	5.03%
Commercial		0.22%		0.37%	0.46%	0.13%	0.33%
Consumer		2.37%		1.75%	2.01%	1.76%	1.72%
Auto and Leasing		8.61%		8.22%	7.87%	8.16%	8.94%
Total		3.79%	(a)	3.52%	3.42%	3.31%	3.70%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$88,936		$85,908	$90,849	$98,506	$103,770
GNMA's buy-back option program		12,999		9,229	9,973	9,681	9,598
Total mortgage		101,935		95,137	100,822	108,187	113,368
Commercial		18,149		18,154	15,711	12,798	14,947
Consumer		8,847		7,275	7,383	6,752	6,302
Auto and Leasing		82,437		74,577	69,622	69,901	73,708
Total		$211,368	(a)	$195,143	$193,538	$197,638	$208,325
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		12.81%		12.29%	12.80%	13.65%	14.11%
GNMA's buy-back option program		1.87%		1.32%	1.40%	1.34%	1.31%
Total mortgage		14.68%		13.60%	14.20%	14.99%	15.42%
Commercial		1.46%		1.43%	1.25%	1.00%	1.18%
Consumer		2.80%		2.31%	2.46%	2.32%	2.26%
Auto and Leasing		9.92%		9.24%	8.85%	9.24%	10.09%
Total		6.84%	(a)	6.31%	6.34%	6.49%	6.92%
Nonperforming Assets	(14)
Mortgage		$59,667		$63,071	$66,781	$74,503	$75,592
Commercial		21,701		23,519	19,387	19,786	23,347
Consumer		2,445		2,687	1,948	1,986	2,470
Auto and Leasing		11,811		8,295	8,709	9,052	9,477
Total nonperforming loans		95,624	(a)	97,572	96,825	105,327	110,886
Foreclosed real estate		14,677		15,320	12,946	11,867	9,819
Other repossessed assets		3,635		2,921	2,600	2,408	2,462
Total nonperforming assets		$113,936		$115,813	$112,371	$119,602	$123,167
Nonperforming Loan Rates
Mortgage		8.59%		9.02%	9.41%	10.33%	10.28%
Commercial		1.74%		1.85%	1.55%	1.55%	1.84%
Consumer		0.77%		0.86%	0.65%	0.68%	0.89%
Auto and Leasing		1.42%		1.03%	1.11%	1.20%	1.30%
Total loans		3.10%	(a)	3.16%	3.17%	3.46%	3.68%

(a) After Hurricane Irma and Maria on September 7, 2017 and September 20, 2017, respectively, the Company offered an automatic three-month moratorium for the payment of principal and interest for auto, personal, credit cards and non-conforming mortgage loans, for customers whose payments were not over 89 days past due at August 31, 2017. Both, interest and principal will be payable at the maturity of the loan. For conforming mortgage loans the same moratorium applies, but the interest and principal will be payable in aggregate with the next payment due after the moratorium period. The Company also offered an automatic one-month moratorium for the payment of principal and interest for commercial loans, for customers whose payments were not over 30 days past due at August 31, 2017and the flexibility of extending it up to two additional months, if the customer needs it.

9

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
		Quarter Ended September 31, 2017
						Auto and
(Dollars in thousands) (unaudited)		Mortgage	Commercial		Consumer	Leasing	Unallocated	Total
Non-acquired loans
Balance at beginning of period		$18,664	$17,279		$14,981	$18,742	$-	$69,666
Provision (recapture) for loan and lease losses, net	(a)	4,137	7,074		5,068	13,413	-	29,692
Charge-offs		(834)	(727)		(4,424)	(9,387)	-	(15,372)
Recoveries		341	654		168	2,394	-	3,557
Balance at end of period		$22,308	$24,280		$15,793	$25,162	$-	$87,543
Allowance coverage ratio		3.21%	1.95%		4.99%	3.03%	0.00%	2.83%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period			$41		$2,623	$684	$-	$3,348
Provision (recapture) for loan and lease losses, net	(a)		(1)		646	67	-	712
Charge-offs			-		(711)	(222)	-	(933)
Recoveries			1		33	202	-	236
Balance at end of period			$41		$2,591	$731	$-	$3,363

Acquired loans accounted for under ASC 310-30
Balance at beginning of period		$4,141	$25,614		$-	$7,739	$-	$37,494
Provision for loan and lease losses, net	(a)	4,790	6,810		3	(501)	-	11,102
Allowance de-recognition	(b)	-	(8,483)	(a)	-	-	-	(8,483)
Balance at end of period		$8,931	$23,941		$3	$7,238	$-	$40,113

Acquired Eurobank loans:
Balance at beginning of period		$13,651	8,131		5	-	-	$21,787
Provision (recapture) for loan and lease losses, net	(a)	1,139	1,402		-	-	-	2,541
Allowance de-recognition		(571)	(611)		-	-	-	(1,182)
Balance at end of period		$14,219	$8,922		$5	$-	$-	$23,146

Total acquired loans
Balance at beginning of period		$17,792	33,786		2,628	8,423	-	62,629
Provision (recapture) for loan and lease losses, net	(a)	5,929	8,211		649	(434)	-	14,355
Charge-offs		-	-		(711)	(222)	-	(933)
Recoveries		-	1		33	202	-	236
Allowance de-recognition		(571)	(9,094)		-	-	-	(9,665)
Balance at end of period		$23,150	$32,904		$2,599	$7,969	$-	$66,622

(a) During the Q3 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 $27 million, related to these hurricanes.

(b) During the Q3 2017, the Company de-recognized $8.0 million of allowance for loan losses related to the PRFHA loan.
10

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended September 30, 2017
(Dollars in thousands) (unaudited)	Mortgage	Commercial		Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$270,148	$44,720		$11,318	$4,853	$1,486	$332,525
Accretion	(7,434)	$(5,882)		$(1,232)	$(1,350)	$(384)	$(16,282)
Change in expected cash flows	-	3,668	(a)	48	13	37	3,766
Transfers (to) from non-accretable discount	(6,158)	(2,885)		(65)	(8)	26	(9,090)
Balance at end of period	$256,556	$39,621		$10,069	$3,508	$1,165	$310,919

Non-Accretable Discount
Balance at beginning of period	$306,504	$9,620		$7,247	$23,960	$19,431	$366,762
Change in actual and expected cash flows	(2,310)	(8,655)		(24)	(191)	(124)	(11,304)
Transfers from (to) accretable yield	6,158	2,885		65	8	(26)	9,090
Balance at end of period	$310,352	$3,850		$7,288	$23,777	$19,281	$364,548

				Construction &
				Development
	Loans Secured			Secured by
	by 1-4 Family	Commercial		1-4 Family
	Residential	and Other		Residential
	Properties	Construction		Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$43,012	$9,157		$1,906	$-	$-	$54,075
Accretion	(1,736)	(2,480)		(39)	(11)	(73)	(4,339)
Change in expected cash flows	18	106		39	(49)	346	460
Transfers from (to) non-accretable discount	1,094	1,448		(142)	60	(273)	2,187
Balance at end of period	$42,388	$8,231		$1,764	$-	$-	$52,383

Non-Accretable Discount
Balance at beginning of period	$6,687	$2,010		$299	$-	$14	$9,010
Change in actual and expected cash flows	20	126		(39)	60	(55)	112
Transfers (to) from accretable yield	(1,094)	(1,448)		142	(60)	273	(2,187)
Balance at end of period	$5,613	$688		$402	$-	$232	$6,935

(a) During Q3 2017, the Company recognized $3.1 million in cost recoveries from the Puerto Rico Housing Finance Authority ("PRHFA") loan with an outstanding principal balance of $10.9 million.
11

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2017	2017	2017	2016	2016
(Dollars in thousands) (unaudited)	Q3	Q2	Q1	Q4	Q3
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$937,630	$938,969	$931,429	$920,411	$924,934
Less: Intangible assets	(91,124)	(91,493)	(91,861)	(92,229)	(92,648)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$680,636	$681,606	$673,698	$662,312	$666,416

Common stock outstanding at end of period	43,947	43,947	43,947	43,915	43,914
Tangible book value (Non-GAAP)	$15.49	$15.51	$15.33	$15.08	$15.18
Total Assets to Tangible Assets
Total assets	$6,288,217	$6,235,826	$6,414,607	$6,501,824	$6,592,113
Less: Intangible assets	(91,124)	(91,493)	(91,861)	(92,229)	(92,648)
Tangible assets (Non-GAAP)	$6,197,093	$6,144,333	$6,322,746	$6,409,595	$6,499,465
Non-GAAP TCE Ratio
Tangible common equity	$680,636	$681,606	$673,698	$662,312	$666,416
Tangible assets	6,197,093	6,144,333	6,322,746	6,409,595	6,499,465
TCE ratio	10.98%	11.09%	10.66%	10.33%	10.25%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$947,404	$938,707	$926,011	$919,697	$919,171
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$781,534	$772,837	$760,141	$753,827	$753,301
Less: Average intangible assets	(91,331)	(91,731)	(92,102)	(92,502)	(92,922)
Average tangible common equity	$690,203	$681,106	$668,039	$661,325	$660,379

Adjusted Metrics for Hurricanes Irma and Maria - Reconciliation to GAAP Financial Measures
Net income	$3,319	$17,104	$15,150	$15,556	$15,119
Plus: Additional loan loss provision from Hurricanes Irma and Maria	27,000	-	-	-	-
Less: Income tax effect	(8,038)	-	-	-	-
Net income, excluding hurricanes loan provision	$22,281	$17,104	$15,150	$15,556	$15,119
Less: dividends on preferred stock	(3,465)	(3,466)	(3,465)	(3,466)	(3,465)
Net income available to common shareholders, excluding hurricanes loan provision	$18,816	$13,638	$11,685	$12,090	$11,654
Plus: Effect of assumed conversion of the convertible preferred stock	1,838	1,837	1,838	1,837	1,838
	$20,654	$15,475	$13,523	$13,927	$13,492
Average common shares outstanding and equivalents	51,102	51,100	51,131	51,098	51,111
Earnings per common share - diluted, excluding hurricanes loan provision	$0.40	$0.30	$0.26	$0.27	$0.26

Net income, excluding hurricanes loan provision	$22,281	$17,104	$15,150	$15,556	$15,119
Average assets, excluding hurricanes loan provision	$6,048,021	$6,278,464	$6,374,177	$6,455,023	$6,653,446
Return on average assets, excluding hurricanes loan provision	1.47%	1.09%	0.95%	0.96%	0.91%

Net income available to common shareholders, excluding hurricanes loan provision	$18,816	$13,638	$11,685	$12,090	$11,654
Average common stockholders' equity, excluding hurricanes loan provision	$690,422	$681,106	$668,039	$661,325	$660,379
Return on average tangible common stockholders' equity	10.90%	8.01%	7.00%	7.31%	7.06%

12

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2017	2017	2017	2016	2016
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Regulatory Capital Metrics
Common equity Tier 1 capital		$633,401	$643,606	$626,707	$627,732	$612,792
Tier 1 capital		830,640	840,703	822,847	819,661	801,882
Total risk-based capital	(15)	885,523	896,926	878,867	876,656	860,513
Risk-weighted assets		4,252,605	4,391,321	4,383,517	4,467,556	4,593,340
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	14.89%	14.66%	14.30%	14.05%	13.34%
Tier 1 risk-based capital ratio	(17)	19.53%	19.14%	18.77%	18.35%	17.46%
Total risk-based capital ratio	(18)	20.82%	20.42%	20.05%	19.62%	18.73%
Leverage ratio	(19)	14.07%	13.69%	13.20%	12.99%	12.35%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$937,630	$938,969	$931,429	$920,411	$924,934
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		(1,371)	(256)	(3,849)	(2,209)	(17,554)
Unrealized losses on cash flow hedges, net of income tax		529	563	501	612	1,710
		770,918	773,406	762,211	752,944	743,220
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(20)	(2,466)	(2,646)	(2,826)	(2,255)	(2,408)
Disallowed deferred tax assets, net	(20)	(48,982)	(41,085)	(46,609)	(36,888)	(41,951)
Common equity Tier 1 capital		633,401	643,606	626,707	627,732	612,792
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		(3,631)	(3,773)	(4,730)	(8,941)	(11,780)
Tier 1 capital		830,640	840,703	822,847	819,661	801,882
Plus tier 2 capital: Qualifying allowance for loan and lease losses		54,883	56,223	56,020	56,995	58,631
Total risk-based capital		$885,523	$896,926	$878,867	$876,656	$860,513

13

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans considers such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans.

(2)	Total banking and wealth management revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 80% for 2017 and 60% for 2016.
14